UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2018

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

On November 6, 2018, EPHS Holdings Inc., (“EPHS”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Merritt Valley Cannabis Corp. (“MVC”) and its shareholders (the “MVC Shareholders”) whereby MVC Shareholders agreed to exchange all of their respective shares in MVC in consideration for 8,100,000 shares of EPHS common stock, with a par value of $.001 per share.  The Share Exchange Agreement is effective October 31, 2018.  The Closing Date of the Share Exchange Agreement is January 2, 2019.

The Share Exchange Agreement also includes customary representations, warranties and covenants of EPHS and MVC. The representations and warranties made by each party were made solely for the benefit of the other party and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk between the parties to the Share Exchange Agreement if those statements prove to be inaccurate; (ii) may have been qualified in the Share Exchange Agreement by disclosures that were made to the other party in disclosure schedules to the Share Exchange Agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Share Exchange Agreement or such other date or dates as may be specified in the Share Exchange Agreement.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 5.02

Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

In conjunction with the aforementioned Share Exchange Agreement from Item 1.01, the Board of Directors of EPHS intends to make Stevan Perry the President of EPHS on November 7, 2018.

From 2013-2016, Mr. Perry acted as the Energy Solution Team Leader for Eaton Corporation. Eaton is the second largest power management company in the world with approximately 95,000 employees in more than 175 countries. Following his employment with Eaton Corporation, Mr. Perry acted as the Vice President of Energy and Major projects for the Green Organic Dutchman. After his employment with Green Organic Dutchman, he was the  founder and a partner at MVC.

EPHS is not aware of any related person transaction, directly or indirectly, with or involving Mr. Perry within the scope of Item 404(a) of Regulation S-K or otherwise.

Item 7.01.

Regulation FD Disclosure.

On November 7, 2018, EPHS issued a press release relating to the Share Exchange Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

10.1

Share Exchange Agreement

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2018	EPHS HOLDINGS, INC.

	By:	/s/ Gianfranco Bentivoglio
	Name:	Gianfranco Bentivoglio
	Title:	Chief Executive Officer and Chief Financial Officer